INVESTORS:                                                 MEDIA:
John Standley                                              Karen Rugen
717-214-8857                                               717-730-7766
Kevin Twomey
717-731-6540
or investor@riteaid.com


FOR IMMEDIATE RELEASE

                   RITE AID ANNOUNCES THIRD QUARTER RESULTS

     REPORTS NET INCOME OF $22.5 MILLION VERSUS NET LOSS OF $16.4 MILLION
                               IN THE PRIOR YEAR

                  ACHIEVES $177.5 MILLION OF ADJUSTED EBITDA

                         Updates Fiscal 2004 Guidance

                 Provides Preliminary Outlook for Fiscal 2005


CAMP HILL, PA, December 18, 2003--Rite Aid Corporation (NYSE, PCX: RAD) today announced financial results for its third quarter, ended November 29, 2003.

Revenues for the 13-week third quarter increased 6.1 percent to $4.1 billion versus revenues of $3.9 billion in the prior year third quarter. Same store sales increased 6.4 percent during the third quarter as compared to the year-ago like period, consisting of a 6.5 percent pharmacy same store sales increase and a 6.2 percent increase in front-end same store sales. Prescription sales accounted for 64.3 percent of total sales, and third party prescription sales represented 93.4 percent of pharmacy sales.

Net income for the quarter was $22.5 million or earnings of $.03 per common share compared to last year's third quarter loss of $16.4 million or a loss of $.05 per common share. The improvement was due primarily to a 10.2 percent increase in adjusted EBITDA (which is reconciled to net income or loss on the attached table) and a reduction in the LIFO charge. The current year quarter includes a LIFO credit of $1.4 million versus a LIFO charge of $17.3 million in the prior year third quarter.

                                   - MORE -

Rite Aid Third Quarter Release - page 2


Adjusted EBITDA was $177.5 million or 4.3 percent of revenues compared to $161.1 million or 4.2 percent of revenues last year.

In the third quarter, the company remodeled 63 stores and relocated two stores. Stores in operation at the end of the quarter totaled 3,386.

"We had a very good third quarter with a 10.2 percent increase in EBITDA, thanks to our focus on improving customer satisfaction and increasing sales," said Mary Sammons, Rite Aid president and CEO. "As we move into the fourth quarter, this positive momentum continues and we are comfortable with achieving the substantial improvement in results we've forecasted for this year."

Company Updates Guidance for Fiscal 2004
----------------------------------------

Based on current trends, Rite Aid confirmed that it expects sales of $16.5 billion to $16.7 billion in fiscal 2004 which ends February 28, 2004, with same store sales improving 5.5 percent to 6.5 percent over fiscal 2003. Results for the fifty-two weeks ending February 28, 2004 are expected to be between a $13.0 million net loss and $15.0 million net income. The company also confirmed that its adjusted EBITDA guidance for the year, as reconciled on the attached table, is expected to be between $700.0 million and $725.0 million.

Capital expenditures are expected to be between $170.0 million to $190.0 million in fiscal 2004, excluding the repurchase of $106.9 million of distribution assets that were previously held under a synthetic lease arrangement.

Preliminary Outlook for Fiscal 2005
-----------------------------------

Based on preliminary business plans, Rite Aid said it expects sales of $17.4 billion to $17.6 billion in fiscal 2005, which ends February 26, 2005, with same store sales improving 5.5 percent to 6.5 percent over fiscal 2004. Net income for fiscal 2005 is expected to be between $112 million and $157 million. Adjusted EBITDA, as reconciled on the attached table, for next fiscal year is expected to be $800 million to $850 million. The company also said it expects capital expenditures to be in the range of $300 million to $325 million.

"With the investments we're making in our business, particularly in the pharmacy area, we are well positioned to again significantly improve our performance and to continue to deliver value to our shareholders in fiscal 2005," Sammons said.

Conference Call Broadcast
-------------------------

Rite Aid will hold an analyst call at 10:30 a.m. Eastern Time today with remarks by Rite Aid's management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com. A playback of the call will be available on both sites starting at 2 p.m. Eastern Time today. A playback of the call will also be available by telephone for 48 hours beginning at 2 p.m. Eastern Time today until 2 p.m. Eastern Time on December 20. The playback number is 1-800-642-1687 from within the U.S. and Canada or 1-706-645-9291 from outside the U.S. and Canada with the seven-digit reservation number 4464566.

                                   - MORE -

Rite Aid Third Quarter Release - page 3



Rite Aid Corporation is one of the nation's leading drugstore chains with annual revenues of nearly $16 billion and approximately 3,400 stores in 28 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through the company's website at www.riteaid.com.

Certain reclassifications have been made to prior years' amounts on the attached tables to conform to the current year classifications.

This press release may contain forward-looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness, our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our credit facility and other debt agreements, our ability to improve the operating performance of our existing stores in accordance with our management's long term strategy, our ability to hire and retain pharmacists and other store personnel, the outcomes of pending lawsuits and governmental investigations, competitive pricing pressures, continued consolidation of the drugstore industry, the efforts of third party payors to reduce prescription drug costs, changes in state or federal legislation or regulations, the success of planned advertising and merchandising strategies, general economic conditions and inflation, interest rate movements, access to capital and our relationship with our suppliers. Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the company with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as "may", "will", "intend", "plan", "project", "expect", "anticipate", "could", "should", "would", "believe", "estimate", "contemplate", and "possible".

                                      ###

                     RITE AID CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Dollars in thousands)
                                  (unaudited)


                                                                                 November 29, 2003     March 1, 2003
                                                                                 -----------------     -------------
                            ASSETS

CURRENT ASSETS:
        Cash and cash equivalents                                                  $   274,440            $   365,321
        Accounts receivable, net                                                       632,117                575,518
        Inventories, net                                                             2,401,250              2,195,030
        Prepaid expenses and other current assets                                       88,481                108,018
                                                                                   -----------            -----------
              Total current assets                                                   3,396,288              3,243,887
PROPERTY, PLANT AND EQUIPMENT, NET                                                   1,904,119              1,868,579
GOODWILL                                                                               684,535                684,535
OTHER INTANGIBLES, NET                                                                 184,503                199,768
OTHER ASSETS                                                                           137,892                136,746
                                                                                   -----------            -----------
              Total assets                                                         $ 6,307,337            $ 6,133,515
                                                                                   ===========            ===========

              LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
        Short-term debt and current maturities of long-term debt
          and lease financing obligations                                          $    23,114            $   103,715
        Accounts payable                                                               934,599                755,284
        Accrued salaries, wages and other current liabilities                          721,204                707,999
                                                                                   -----------            -----------
              Total current liabilities                                              1,678,917              1,566,998
CONVERTIBLE NOTES                                                                      245,625                244,500
LONG-TERM DEBT, LESS CURRENT MATURITIES                                              3,453,757              3,345,365
LEASE FINANCING OBLIGATIONS, LESS CURRENT MATURITIES                                   163,125                169,048
OTHER NONCURRENT LIABILITIES                                                           876,268                900,270
                                                                                   -----------            -----------
              Total liabilities                                                      6,417,692              6,226,181

COMMITMENTS AND CONTINGENCIES

REDEEMABLE PREFERRED STOCK                                                                --                   19,663
STOCKHOLDERS' DEFICIT:
        PREFERRED STOCK                                                                409,611                393,705
        COMMON STOCK                                                                   516,408                515,115
        ADDITIONAL PAID-IN CAPITAL                                                   3,136,783              3,119,619
        ACCUMULATED DEFICIT                                                         (4,145,048)            (4,118,119)
        STOCK-BASED AND DEFERRED COMPENSATION                                             --                    5,369
        ACCUMULATED OTHER COMPREHENSIVE LOSS                                           (28,109)               (28,018)
                                                                                   -----------            -----------
              Total stockholders' deficit                                             (110,355)              (112,329)
                                                                                   -----------            -----------
              Total liabilities and stockholders' deficit                          $ 6,307,337            $ 6,133,515
                                                                                   ===========            ===========


                     RITE AID CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (Dollars in thousands, except per share amounts)
                                 (unaudited)



                                                                               Thirteen Weeks ended  Thirteen Weeks ended
                                                                                 November 29, 2003    November 30, 2002
                                                                               --------------------  --------------------

REVENUES                                                                          $      4,105,844      $      3,871,246
COSTS AND EXPENSES:
       Costs of goods sold, including occupancy costs                                    3,105,006             2,952,145
       Selling, general and administrative expenses                                        885,827               849,242
       Stock-based compensation expense                                                      7,274                 2,625
       Store closing and impairment charges                                                  3,064                 2,945
       Interest expense                                                                     77,718                80,941
       Loss (gain) on sale of assets and investments, net                                      879                  (775)
                                                                               --------------------  --------------------

                                                                                         4,079,768             3,887,123
                                                                               --------------------  --------------------

            Income (loss) before income taxes                                               26,076               (15,877)

INCOME TAX EXPENSE                                                                           3,585                   490
                                                                               --------------------  --------------------

                                                                               ------------------------------------------
       Net income (loss)                                                           $        22,491      $        (16,367)
                                                                               ==========================================

Basic and diluted income (loss) per share
       Net income (loss)                                                           $        22,491      $        (16,367)
       Accretion of redeemable preferred stock                                                 (26)                  (26)
       Cumulative preferred stock dividends                                                 (8,032)               (7,420)
                                                                               --------------------  --------------------
            Net income (loss) applicable to common stockholders                    $        14,433      $        (23,813)
                                                                               ====================  ====================
            Net income (loss) per share                                            $          0.03      $          (0.05)
                                                                               ====================  ====================

Weighted average shares outstanding                                                        516,226               515,124
                                                                               ====================  ====================

                     RITE AID CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (Dollars in thousands, except per share amounts)
                                 (unaudited)



                                                                                 Thirty-nine Weeks    Thirty-nine Weeks
                                                                                ended November 29,   ended November 30,
                                                                                       2003                 2002
                                                                               --------------------  --------------------

REVENUES                                                                          $     12,204,103      $     11,651,487
COSTS AND EXPENSES:
       Costs of goods sold, including occupancy costs                                    9,261,041             8,904,613
       Selling, general and administrative expenses                                      2,668,897             2,614,316
       Stock-based compensation expense                                                     25,956                 3,973
       Store closing and impairment charges                                                    436                57,051
       Interest expense                                                                    236,085               250,527
       Interest rate swap contracts                                                              -                   278
       Loss (gain) on debt modifications and retirements, net                               35,315                (1,662)
       Gain on sale of assets and investments, net                                            (283)              (16,163)
                                                                               ------------------------------------------

                                                                                        12,227,447            11,812,933
                                                                               ------------------------------------------

            Loss before income taxes                                                       (23,344)             (161,446)

INCOME TAX EXPENSE (BENEFIT)                                                                 3,585               (42,372)
                                                                               --------------------  --------------------

                                                                               --------------------  --------------------
       Net loss                                                                   $        (26,929)      $      (119,074)
                                                                               ====================  ====================

Basic and diluted loss per share
       Net loss                                                                   $        (26,929)      $      (119,074)
       Accretion of redeemable preferred stock                                                 (78)                  (77)
       Cumulative preferred stock dividends                                                (15,906)              (16,913)
                                                                               --------------------  --------------------
            Net loss applicable to common stockholders                            $        (42,913)      $      (136,064)
                                                                               ====================  ====================
            Net loss per share                                                     $         (0.08)       $        (0.26)
                                                                               ====================  ====================

Weighted average shares outstanding                                                        515,609               515,134
                                                                               ====================  ====================


                     RITE AID CORPORATION AND SUBSIDIARIES
                           SUPPLEMENTAL INFORMATION
            RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
                                (In thousands)


                                                                                       Thirteen Weeks     Thirteen Weeks
                                                                                     ended November 29,   ended November
                                                                                            2003             30, 2002
                                                                                     --------------------------------------

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA:
          Net income (loss)                                                             $        22,491    $       (16,367)
          Adjustments:
               LIFO (credit) charge (a)                                                          (1,423)            17,250
               Store closing and impairment charges                                               3,064              2,945
               Closed store liquidation expense (b)                                                 941              7,451
               Stock-based compensation expense                                                   7,274              2,625
               Litigation settlements, net (c)                                                   (7,345)            (6,611)
               Loss (gain) on sale of assets and investments                                        879               (775)
               Legal and accounting expenses (d)                                                  5,202              3,295
               Interest expense                                                                  77,718             80,941
               Recurring income tax expense                                                       3,585                490
               Depreciation and amortization                                                     64,961             69,731
               Other                                                                                116                134
                                                                                     ------------------- ------------------
                        Adjusted EBITDA                                                 $       177,463    $       161,109
                                                                                     =================== ==================
                        Percent of revenues                                                        4.32%              4.16%

          NOTES:

               (a)      Represents non-cash (credits) charges to value our inventories under the last-in first-out
                        ("LIFO") method.

               (b)      Represents costs to liquidate inventory at stores that are in the process of closing.

               (c)      Represents net impact of non-recurring litigation.

               (d)      Charges consist primarily of fees paid for legal services related to defending against litigation related to prior management's business practices, and to defend prior management.

                     RITE AID CORPORATION AND SUBSIDIARIES
                           SUPPLEMENTAL INFORMATION
                 RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
                                (In thousands)


                                                                                      Thirty-nine Weeks     Thirty-nine
                                                                                     ended November 29,     Weeks ended
                                                                                            2003         November 30, 2002
                                                                                     --------------------------------------

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA:
          Net loss                                                                      $       (26,929)    $     (119,074)
          Adjustments:
               LIFO charge (a)                                                                   25,397             51,750
               Store closing and impairment charges                                                 436             57,051
               Closed store liquidation expense (b)                                               4,170             15,671
               Stock-based compensation expense                                                  25,956              3,973
               Loss (gain) on debt modifications and retirements, net (c)                        35,315             (1,662)
               Litigation settlements, net (d)                                                   (8,095)            13,650
               Gain on sale of assets and investments                                              (283)           (16,163)
               Legal and accounting expenses (e)                                                 13,829             13,177
               Non-recurring income tax benefit                                                       -            (44,011)
               Interest expense                                                                 236,085            250,527
               Interest rate swap contracts                                                           -                278
               Recurring income tax expense                                                       3,585              1,639
               Depreciation and amortization                                                    195,633            217,057
               Other                                                                                367              1,005
                                                                                     ------------------- ------------------
                        Adjusted EBITDA                                                 $       505,466    $       444,868
                                                                                     =================== ==================
                        Percent of revenues                                                       4.14%              3.82%


          NOTES:

               (a)      Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

               (b)      Represents costs to liquidate inventory at stores that are in the process of closing.

               (c)      Represents loss (gain) related to debt modifications and retirements, net.

               (d)      Represents net impact of non-recurring litigation.

               (e)      Charges consist primarily of fees paid for legal services related to defending against litigation related to prior management's business practices, and to defend prior management.

                     RITE AID CORPORATION AND SUBSIDIARIES
                           SUPPLEMENTAL INFORMATION
   RECONCILIATION OF NET (LOSS) INCOME GUIDANCE TO ADJUSTED EBITDA GUIDANCE
                                (In thousands)



                                                                                                 Guidance Range
                                                                                       ----------------------------------
                                                                                             Low              High
                                                                                       ----------------------------------
                                                                                          Year Ending       Year Ending
                                                                                       February 28, 2004 February 28, 2004
                                                                                       ----------------  ----------------

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA

          Net (loss) income                                                             $      (13,000)     $     15,000
          Adjustments:
               LIFO charge                                                                      35,000            35,000
               Store closing, liquidation, and impairment charges                               40,000            40,000
               Stock-based compensation expense                                                 32,000            30,000
               Loss on debt modifications and retirements, net                                  35,000            35,000
               Legal and accounting expenses                                                    15,000            15,000
               Income tax benefit, net                                                         (20,000)          (20,000)
               Interest expense                                                                315,000           315,000
               Depreciation and amortization                                                   262,000           262,000
               Litigation settlements, gain on sale of assets and investments,
               and other                                                                        (1,000)           (2,000)
                                                                                       ----------------  ----------------
                        Adjusted EBITDA                                                 $      700,000      $    725,000
                                                                                       ================  ================


                     RITE AID CORPORATION AND SUBSIDIARIES
                           SUPPLEMENTAL INFORMATION
       RECONCILIATION OF NET INCOME GUIDANCE TO ADJUSTED EBITDA GUIDANCE
                                (In thousands)


                                                                                            Guidance Range
                                                                                  --------------------------------
                                                                                      Low               High
                                                                                  -------------    ---------------
                                                                                    Year Ending      Year Ending
                                                                                    February 26,     February 26,
                                                                                        2005             2005
                                                                                  -------------------------------

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

        Net income                                                                 $   112,000       $    157,000
        Adjustments:
             LIFO charge                                                                40,000             40,000
             Store closing, liquidation, and impairment charges                         40,000             40,000
             Stock-based compensation expense                                           23,000             23,000
             Legal and accounting expenses                                               5,000              5,000
             Income tax expense, net                                                    15,000             20,000
             Interest expense                                                          315,000            315,000
             Depreciation and amortization                                             250,000            250,000
                                                                                  -------------    ---------------
                           Adjusted EBITDA                                         $   800,000       $    850,000
                                                                                  =============    ===============
